                           THE COMPANIES LAW (REVISED)


                             ARTICLES OF ASSOCIATION

                                       OF

                            BEAR STEARNS FINANCE LLC


                                 INTERPRETATION


               (1) In these Regulations the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively and Table A of the Law shall be excluded:

               "Auditor"                includes any individual or
                                        partnership;

               "Common Shares"          means ordinary shares of US$1.00
                                        each in the capital of the company
                                        the holder or holders of which will
                                        have unlimited liability;

               "Common Shareholder"     means the holder of a Common Share;

               "Former Member"          means a person who was a member but
                                        who has ceased to be a member by
                                        virtue of Regulation 15;

               "Member" means the person, body corporate or partnership registered in the
                                        Register of Members as the holder
                                        of Common Shares or Preferred
                                        Shares in the Company, and when two
                                        or more persons are so registered
                                        as joint holders of shares, means
                                        the person whose name stands first
                                        in the Register of Members as one
                                        of such joint holders;
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               "Notice"                 means written notice unless
                                        otherwise specifically stated;


               "Preferred Shares"       means shares of US$0.01 each and
                                        issued pursuant to Regulation 10;

               "Preferred Shareholder"  means the holder of a Preferred
                                        Share;

               "Register of Members"    means the Register of Members kept
                                        in accordance with Regulation 14;

               "the Law"                means the Companies Law (Revised)
                                        and any statutory modification
                                        thereof for the time being in
                                        force;

               "the Company"            means BEAR STEARNS FINANCE LLC;

               "Secretary"              means the person appointed to
                                        perform the duties of Secretary of
                                        the Company and includes any
                                        Assistant or Acting Secretary;

               "share" shall where the context so admits include a Common Share and a Preferred Share.

               "Special Resolution"     shall bear the meaning set forth in
                                        Section 59 of the Law.

               "Transfer"               means with respect to any Common
                                        Shares, the transfer, sale,
                                        assignment, mortgage, creation or
                                        permission to subsist of any
                                        pledge, lien, charge or encumbrance
                                        over, grant of any option, interest
                                        or other rights in, or other
                                        disposition of any such shares, any
                                        part thereof, any interest therein,
                                        whether by agreement, operation of
                                        law or otherwise.































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               (2)  In these Regulations, unless there be something in the subject or context inconsistent with such construction, words importing the plural number shall be deemed to include the singular number.

               (3) Expressions referring to writing shall, unless the contrary intention appears, be construed including printing, lithography, photography and other modes of representing words in a visible form.

               (4) Unless the context otherwise requires, words or expressions contained in these Regulations shall bear the same meaning as in the Companies Law (Revised) or any statutory modification thereof in force for the time being.


                                     SHARES

               (5) Subject to the provisions of these Regulations the unissued shares of the Company (whether forming part of the original or any increased authorised capital) shall be at the disposal of the Common Shareholders who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as they may determine consistent with these Regulations PROVIDED THAT no shares may be issued ranking as to participation in the profits or assets of the Company senior to the Preferred Shares.

               (6)  No share shall be issued except as fully paid up.

               (7) The name and address of every person being the holder of registered shares, their class or series and the date when they became or ceased to become a Member shall be entered in the Register of Members.

               (8) Every person whose name is entered as a Member in the Register of Members being the holder of registered shares, may request, and the Company shall issue thereto, a certificate specifying the share or shares held and the par value thereof, provided that in respect of a registered nominative share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

               (9) Any Member receiving a share certificate shall indemnify and hold the Company harmless from any loss or liability which it may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the


























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     possession of such certificate.  If a certificate is worn out or lost it may be renewed on production of the worn-out certificate, or on satisfactory proof of its loss together with such indemnity as the Common Shareholders may require.


                                 SHARE CAPITAL

               (10) Without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by Special Resolution determine.

               (11) Subject to the provisions of the Companies Law (Revised), shares may be issued on terms that they are liable to be redeemed on such terms and in the manner as the Company by Special Resolution before the issue of the shares may determine.


                     VARIATION OF RIGHTS AND CLASS MEETINGS

               (12) If at any time the authorised share capital is divided into different classes or series of shares, the rights attached to any existing class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may only be varied or abrogated with the consent in writing of a Member or Members holding interests aggregating at least two thirds of the issued shares or series of shares which may be affected by such variation or with the sanction of a Special Resolution at a separate class meeting of the holders of shares so affected. To every such class meeting the provisions of these Regulations relating to General Meetings shall apply but so that the necessary quorum shall be one or more persons holding or representing by proxy at least two thirds of the issued shares or series of shares so affected.

               (13) The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares of that class or series or of any other class or series, pre-existing or otherwise. The holders of the shares of any class or series shall not have any preemptive right to purchase or subscribe for any shares of the Company unless expressly provided by the terms of the issue of the shares of that class.




























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                             REGISTRATION OF MEMBERS

               (14) The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

               (a) the name and address of each Member, the number of shares held by him and the amount paid or agreed to be considered to be paid on such shares;

               (b) the date on which each person was entered in the Register of Members; and

               (c)  the date on which any person ceased to be a Member.


                 CESSATION OF MEMBERSHIP OF COMMON SHAREHOLDERS

               (15) A Common Shareholder ceases to be a Member of the Company upon the happening of any one or more of the following events:

               (a) the death, bankruptcy, insanity, retirement, resignation, withdrawal, expulsion, termination, cessation or dissolution of such Common Shareholder;

               (b) if such Common Shareholder makes any assignment for the benefit of his creditors or files a petition voluntarily for bankruptcy under the laws of any country or files a petition seeking for himself any arrangement, re-organisation, amalgamation, composition, re-adjustment, liquidation, dissolution or similar relief under any law or regulation;

               (c) if such Common Shareholder files an answer or other pleading admitting or failing to contest the material allegation of a petition filed against him in any proceedings of a nature described in the immediately preceding paragraph of this Regulation;

               (d) if such Common Shareholder seeks consents to or acquiesces in the appointment of a trustee, receiver or liquidator of himself or all or a substantial part of his properties;































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               (e)  any proceedings of a nature mentioned in the foregoing paragraphs of this Regulation occurs without the consent of such Common Shareholders and is not dismissed or vacated within 120 days;

               (f) if such Common Shareholder attempts to make a Transfer of any of his shares in breach of the provisions of these Regulations.


                                    TRANSFER

               (16) The Transfer of any Common Shares in the Company is prohibited absolutely.

               (17) Any Transfer of any Common Shares or other interest in the Company in breach of these Regulations shall be void and of no effect.


                                GENERAL MEETINGS

               (18) Any Common Shareholder may convene a General Meeting of the Company for the purpose of:-

               (a) considering and if thought fit passing of a Special Resolution to alter or amend the Memorandum or Articles of Association of the Company or its authorised share capital or to require the Company to be dissolved; or

               (b) to consider any matter in connection with the management of the Company's affairs;

               (19) Fourteen days Notice in writing, by telex or facsimile of a general meeting shall be given to each of the Members entitled to vote at such meeting (which notice may be waived in writing) and mailed to each Member entitled to vote at his address as registered in the Register of Members by air mail (if appropriate) and such Notice shall state the time place and as far as practicable the objects of the Meeting.

               (20) The accidental omission to give Notice of a meeting to or the non-receipt of Notice of a meeting by any person entitled to receive Notice shall not invalidate the proceedings at that meeting.

               (21) A meeting of the Company shall, notwithstanding that it is called by shorter Notice than that specified in these



























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     Regulations, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat.


                         PROCEEDINGS AT GENERAL MEETINGS

               (22) (a)  At any General Meeting of the Company, the Members
                    present in person or by proxy shall elect a Chairman of the Meeting.

                    (b) At any General Meeting of the Company one or more Members entitled to vote present in person or representing in person or by proxy in excess of 50% of the outstanding voting shares of the share capital of the Company entitled to vote at such meeting shall form a quorum for the transaction of business; if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the following day at the same time as the Chairman may determine.

                    (c) The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, and only the business left unfinished at the meeting from which the Members present in person or represented by proxy have adjourned shall be dealt with. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting; save and except for a meeting adjourned sine die, when Notice of the adjourned meeting shall be given as in the case of an original meeting.

               (23) (a)  Subject to any rights or restrictions lawfully
                    attached to any class or series of shares, at any Meeting of the Company each Member shall be entitled to one vote for each share held by him and such vote may be given in person or by proxy.

                    (b) At any meeting of the Company other than in respect of a matter requiring a Special Resolution any question proposed for the consideration of the Members shall be decided on a simple majority of the votes of Members entitled to vote and such majority shall be ascertained in accordance with the provisions of these Regulations.



























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                    (c)  At any meeting of the Company a declaration by the
                    Chairman that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously or by a particular majority or lost and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such question.

               (24) When a vote is taken by ballot each Member entitled to vote shall be furnished with a ballot paper on which he shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the questions on which the vote is taken; and each ballot paper shall be signed, initialled or otherwise marked so as to identify the voter. At the conclusion of the ballot the ballot paper shall be examined by the Chairman with assistance of a Member appointed for the purpose, and the result of the ballot shall be declared by the Chairman.

               (25) An instrument appointing a proxy shall be in writing under the hand of a Member or his attorney duly authorised in writing or, if the Member is a corporation either under seal or under the hand of an officer or attorney of the corporation duly authorised, and shall be in the following form or such other form as the Common Shareholders may from time to time approve:


                            BEAR STEARNS FINANCE LLC

                                    P R O X Y


               I/We __________________________________________________

     of ________________________________________________ the holder of

     _______________________________________ shares in the above named

     Company hereby appoint  ______________________________________ of

     __________________________________________________ or failing him

     ______________________________________________________________ of

     ______________________________________________________________ or




























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     failing him __________________________________________________ of

     _________________________________________ as my/our proxy to vote on my/our behalf at the __________________ general meeting of the

     Company to be held on the ____ day of _____________ 19__, and at any adjournment thereof.



     Dated this ____ day of

     ________________  19__


     Signed by the above named

     _____________________________________

     in the presence of

     _____________________________________

     Witness

     _____________________________________


               (26) Any corporation which is a Member of the Company may by resolution of its directors authorise such persons as it thinks fit to act as its representative at any meeting of the Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.


                               WRITTEN RESOLUTIONS

               (27) (a)  A resolution in writing (whether on one or more
                    separate papers) duly signed by Members holding a simple majority of the shares entitled to vote on the matter shall be deemed a valid resolution of General Meeting or class meeting as the case may be.

                    (b) A resolution in writing (whether on one or more separate papers) duly signed by Members

























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                    holding a two-thirds majority of the shares entitled to
                    vote on the matter shall be deemed a valid Special Resolution of the General Meeting or class meeting as the case may be.


                                     MINUTES

               (28) The Chairman shall cause minutes to be duly entered in books provided for the purpose of all resolutions and proceedings of each meeting of the Company, provided that any minute of such meeting, if purporting to be signed by the Chairman shall be sufficient evidence of the proceedings without any further proof of the facts therein stated, and further provided that when all the Members entitled to vote in person or by proxy sign the minutes of meeting, the same shall be deemed to have been duly held notwithstanding that the Members have not actually come together or that there may have been technical defects in the proceedings, and a resolution in writing in one or more parts signed by all the Members entitled to vote shall be as valid and effectual as if it has been passed at a meeting duly called and constituted.


                                   MANAGEMENT

               (29) The business of the Company shall be managed and conducted by the Common Shareholders in their capacity as holders of Common Shares by ordinary resolution (to the exclusion of the Preference Shareholders and the holders of shares of any other class). Without prejudice to the generality of the foregoing, they shall have the following powers and duties:

               (a) to pay commissions conferred or permitted by the Companies Law (Revised) on the sale and allotment of shares;

               (b) to call meetings of Preference Shareholders or any class or series thereof;

               (c)  to issue and allot shares;

               (d) to pay all expenses occurred in forming and registering the Company;

               (e)  to manage and supervise the affairs of the Company;

               (f) to borrow money on behalf of the Company and to mortgage or charge all or any part of its undertaking



























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               property and assets both present and future including
               uncalled capital and to issue debenture, debenture stock and other securities whether outright or as collateral security for any debt liability or obligation of the Company;

               (g) to lend money, with or without security, to any person including any one or more of the Common Shareholders;

               (h)  to declare and pay dividends on shares;

               (i) to set aside out of profits any amount which shall in their discretion be required as a reserve or reserves;

               (j) to redeem or repurchase on behalf of the Company shares which may be redeemed or repurchased on behalf of the Company;

               (k) to appoint officers, attorneys and agents on behalf of the Company;

               (l) to act as liquidator if the Company is dissolved pursuant to Regulation 51;

               (m) to execute all documents and hold all meetings otherwise required of directors of a company and to act pursuant to Sections 183 and 193 of the Companies Law (Revised);

               (n) to institute, bring, prosecute and defend proceedings in the name of the Company;

               (o) to perform such other duties and to exercise all other powers of the Company.

               (30) A Common Shareholder of the Company may hold other office or place of profit with the Company and may be paid such extra remuneration therefor whether by way of salary commission participation of profits or otherwise.

               (31) The Common Shareholders shall not, by virtue of their management of the Company's affairs, be deemed to assume any fiduciary responsibility to the Company or the other Members. The Common Shareholders shall not be under any responsibility to the Company or its other Members except in the case of their own actual fraud or wilful default.





























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               (32)  A Common Shareholder may be party to or otherwise
     interested in any transaction or arrangement with the Company or in which the Company is otherwise interested and shall not be accountable to the Company for any benefit which he derives from any such office or from any such transaction or arrangement and no such transaction or arrangement shall be avoidable on the grounds of such interest or benefit.

               (33) The Common Shareholders may delegate any of their powers and duties to other persons and any such delegation may be made subject to any conditions the Common Shareholders may impose and either collaterally with or to the exclusion of the powers of the Common Shareholders and any such delegation may be revoked or altered.

               (34) The Company will be treated as a partnership for U.S. federal income tax purposes, and the Common Shareholders shall select a Common Shareholder to serve as the "Tax Matters Partner" as that term is defined in the U.S. Internal Revenue Code.

               (35) The Common Shareholders will at all times own Common Shares of the Company representing, in their reasonable judgment, at least twenty one percent (21%) of the total value of the Company.


                                    OFFICERS

               (36) The Common Shareholders will be entitled to appoint any of their officers and directors to perform any of the rights or duties set out in these Regulations.

               (37)  The Common Shareholders shall appoint the Company
     Secretary.


                                    CUSTODIAN

               (38) The Common Shareholders may appoint a custodian or trustee for the safe keeping of all moneys, assets and securities of the Company with such powers and duties in respect thereof as may be specified in such appointment and such custodian or trustee shall be subject to audit by the Auditors of the Company.

































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                                    DIVIDENDS

               (39) The Common Shareholders may declare dividends to be paid to the Members, in proportion to their shares, out of the surplus or profits including unrealised profits of the Company.

               (40) The Common Shareholders may from time to time before declaring a dividend set aside out of the surplus or profits of the Company such sums as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

               (41) To the extent that there are profits available for distribution in any accounting period, preferential dividends, (including preferential dividends which may have fallen in arrears), shall be paid to the Preferred Shareholders in accordance with the terms of the issue of Preferred Shares.

               (42) No dividends shall be paid on the Common Shares at any time when any preferential dividends shall have fallen into arrears.

               (43) Dividends may be declared to the fullest extent permitted by Law including out of current profits, retained earnings or the Company's share premium account.


                        ACCOUNTS AND FINANCIAL STATEMENTS

               (44) The Common Shareholders shall cause true accounts to be kept of all transactions of the Company in such manner as to show the assets and liabilities of the Company for the time being.

               (45) The financial year end of the Company shall be determined by the Common Shareholders and failing such determination the financial year end shall be 31st December.

               (46) Each Member may demand and shall receive from the Common Shareholders true and full information regarding the state of the business and financial condition of the Company.

               (47) The Common Shareholders shall have power to appoint and dismiss the Auditor from time to time.

               (48) The duties and remuneration of the Auditor shall be fixed by the Common Shareholders or in such manner as the Common Shareholders may determine.




























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               (49)  The Company will adopt a convention for U.S. federal income tax purposes under which all of the income accrued by the Company in any calendar month will be allocated to shareholders of record, including Preferred Shareholders, on the last day of the month.


                           WINDING UP AND DISSOLUTION

               (50) The Company shall be considered to have commenced voluntary winding up and dissolution automatically and without the requirement of any other act:

               (a) on the termination of the period commencing on the date of incorporation of the Company and terminating on the one hundred and fifteenth anniversary of the date of incorporation of the Company;

               (b) if the Common Shareholders of the Company pass a Special Resolution requiring the Company to be wound up and dissolved;

               (c) upon any Common Shareholder ceasing to be a Member pursuant to Regulation 15; or

               (d)  upon the occurrence of any breach of Regulation 35.

               (51) On winding up and dissolution of the Company the balance of the assets available for distribution and subject to any special rights or restrictions attaching to any class or series of shares shall be applied in paying to the Former Members who were Members immediately preceding the commencement of winding up and dissolution of the Company the amounts paid up on the shares held by them and the surplus shall belong to such Former Members according to the respective number of shares held by them.


                                   LIQUIDATOR

               (52) When the Company is in winding up and dissolution by virtue of Regulation 49, the Common Shareholders shall act as liquidator or joint liquidators in the event that there shall be more than one.































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                                     NOTICES

               (53) Unless otherwise herein or by law expressly provided, a Notice may be served by the Company on any Member either personally or by telex or facsimile to his registered address or by sending it using air mail (if appropriate) through the post prepaid in an envelope addressed to such Member at his address as registered in the Register of Members.

               (54) Any Notice required to be given to the Members shall with respect to any shares held jointly by two or more persons be given to all such persons.

               (55) Any Notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission, and in proving such service it shall be sufficient to prove that the Notice was properly addressed and prepaid, if posted, and the time when it was posted or transmitted by telex or facsimile as the case may be.


                               SEAL OF THE COMPANY

               (56) The Seal of the Company shall not be affixed to any instrument except over the signature of at least one Common Shareholder and the Secretary or by some person appointed by the Common Shareholders, provided that the Secretary may affix the Seal of the Company over his signature only to any authenticated copies of these Regulations, the Memorandum of Association, the minutes of any meetings or any other document required to be authenticated by him and to any instrument which the Common Shareholders have specifically approved beforehand.

                            ALTERATION OF REGULATIONS

               (57) No Regulation shall be rescinded, altered or amended, and no new Regulation shall be made until the same has been proposed and passed as a Special Resolution at a General Meeting duly convened.




































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     DATED the 27th day of January, 1994



     SIGNATURE and ADDRESS
     OF EACH SUBSCRIBER
     ------------------




     /s/ John F. Dyke
     --------------------------------
     The Bear Stearns Companies Inc.
     of John F. Dyke,
     by its attorney-in-fact






     /s/ Faith J. Andrigal Zamora
     -------------------------------
     Witness to the above signatures





               I, Cindy Y. Jefferson Deputy Registrar of Companies in and for the Cayman Islands HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 27th day of January, 1994


                          /s/ Cindy Y. Jefferson
                          -----------------------------
                          DEPUTY REGISTRAR OF COMPANIES



































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